SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 17, 2006
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On August 17, 2006, the Compensation Committee of the Board of Directors of OmniVision Technologies, Inc. (the “Company”) approved a reduction in the director fees to be paid to Dwight Steffensen, the Chairperson of the Audit Committee of the Board of Directors of the Company, effective as of July 31, 2006. The approved reduction terminated the previously approved increase in the director fees payable to Mr. Steffensen, which included the payment of $20,000 at the beginning of each fiscal quarter, effective as of August 1, 2005, in addition to the compensation Mr. Steffensen was otherwise entitled to receive as the Chairperson of the Audit Committee. The decision was based on the determination that the workload and time commitment of Mr. Steffensen would be reduced beginning in the second quarter of fiscal 2007. Mr. Steffensen will continue to receive annual director fees of $10,000 for his service as the Chairperson of the Audit Committee plus other amounts payable in accordance with the Company’s standard compensation policies for its directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 23, 2006

OmniVision Technologies, Inc.
By:	/s/ SHAW HONG
Shaw Hong
President and Chief Executive Officer